UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K/A

Amendment No. 1

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 20, 2012

YA ZHU SILK, INC.

(Exact name of registrant as specified in its charter)

Nevada
(State or other jurisdiction of incorporation)

333-155486
(Commission File Number)

26-3062449
(IRS Employer Identification No.)

Suite 1002, 10/F Fang Da Building, NanShan Science & Hi-Tech Park
NanShan District, ShenZhen, China 518057
(Address of principal executive offices and Zip Code)

(+86) 755-8668-1130
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

This Form 8-K/A is being filed so that Ya Zhu Silk, Inc. (“Ya Zhu” or the “Company”) may re-file Exhibit 99.1, which was improperly filed in the Company’s previous Form 8-K filing on February 27, 2012.

Item 2.01

Completion of Share Exchange Agreement.

On February 27, 2012, the Company filed a Current Report on Form 8-K (the “Original 8-K”) reporting its acquisition of AMS-INT Asia Limited (“AMS”). This Amendment No. 1 to the Original 8-K (this “Form 8-K/A”) provides the combined audited financial statements for the nine-month period ended September 30, 2011 and for the years ended December 31, 2010 and 2009, for Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Guangzhou XingWei Communications Technology Ltd. Inc. and AMS-INT Asia Limited and Subsidiaries, as required by Item 9.01(a).

Item 9.01

Financial Statements and Exhibits.

The information included under Item 2.01 above related to the audited financial statements of AMS is responsive to this Item 9.01 and is incorporated herein by reference.

(a)

Financial Statements of Business Acquired

Filed herewith as Exhibit 99.1 to this Report are the Combined Audited Financial Statements for the nine-month period ended September 30, 2011 and for the years ended December 31, 2010 and 2009, for Beijing Yiyueqiji Science and Technology Development Ltd. Inc., Guangzhou XingWei Communications Technology Ltd. Inc. and AMS-INT Asia Limited and Subsidiaries.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

YA ZHU SILK, INC.

/s/ Fengrui Yue

Fengrui Yue

President

Date: March 7, 2012